UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2020

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

5941 Optical Ct.

San Jose, California 95138

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2020, Aridis Pharmaceuticals, Inc. (the “Company”) announced that Dr. Hasan Jafri has been appointed as Chief Medical Officer (CMO). Dr. Jafri replaces Dr. Paul Mendelman who has been serving as the Company’s interim CMO since October, 2019 and will transition to the role of senior medical advisor to the Company. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Dr. Jafri comes to the Company from AstraZeneca, where he most recently served as Senior Medical Director, Clinical Research and Development, Microbial Sciences, Clinical Head of Antibacterial mAb Program, and Coordinator of the European Public-Private COMBACTE-NET & COMBACTE-MAGNET consortia focused on antibacterial drug development supported by the Innovative Medicines Initiative (IMI). During his tenure at AstraZeneca, he led the clinical development of the anti-bacterial monoclonal antibodies within the Serious Bacterial Infections Franchise, including its Phase 2 programs MEDI4893 (anti-S. aureus alphatoxin mAb) and MEDI3902 (anti-P. aeruginosa Psl/PcrV mAb). He also served as the AstraZeneca representative on the Infection Control Strategic Governance Group (SGG), an industry committee tasked with advising the European Commission and IMI on R&D priorities. In addition to the antibacterial programs, Dr. Jafri has been a leader in respiratory syncytial virus (RSV) R&D. Dr. Jafri has over 25 years of experience in clinical practice and research, especially in the area of serious healthcare associated and community acquired infections, respiratory viral infections and invasive fungal infections (in immunocompromised and immunocompetent hosts), and biomarker and translational research. He has been involved in the design and conduct of multiple Phase 1-4 clinical studies to assess novel small and large molecules against bacterial, viral and fungal pathogens. Prior to joining AstraZeneca, Dr. Jafri served as a professor in the department of pediatric infectious diseases and the department of clinical science research at the University of Texas Southwestern Medical Center at Dallas. He was the Chief of Division of Clinical Pharmacology, director of the Pediatric Infectious Diseases fellowship program, and director of the NICHD Pediatric Pharmacology Research Center. Dr. Jafri has authored over 70 peer reviewed journal articles and presented over 100 original research abstracts at National and International Conferences.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Aridis Pharmaceuticals, Inc. dated June 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2020	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer